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                                                                    Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-37062), Form S-8 (No. 333-43370), Form S-8 (No.
333-43372), Form S-8 (No. 333-43376), Form S-8 (No. 333-45766), Form S-8 (No.
333-82369), Form S-8 (No. 333-82383), Form S-8 (No. 333-82381), Form S-8 (No.
333-82711) and Form S-3 (No. 333-36470) of S1 Corporation of our report dated March 26, 2001, relating to the financial statements and financial statement schedules of S1 Corporation as of December 31, 1999 and 2000 and for each of the two years in the period ended December 31, 2000, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
Atlanta, Georgia
April 2, 2001